99A.1

                                                                       Exhibit A



                            THE CATALYST GROUP, INC.
                                   FORM U-3A-2

                               INDEX TO EXHIBIT A





Exhibit A1 -   Catalyst Old River Hydroelectric Limited Partnership audited 2002 financial statements

Exhibit A2 -   Catalyst Vidalia Corporation unaudited 2002 financial statements

Exhibit A3 -   Catalyst Vidalia Holding Corporation  unaudited 2002 consolidated financial statements

Exhibit A4 -   Catalyst Vidalia Holding Corporation unaudited 2002 consolidating financial statements

Exhibit A5 -   Catalyst Vidalia Acquisition Corporation unaudited 2002 financial statements

Exhibit A6 -   The Catalyst Group, Inc.  unaudited 2002  consolidated  financial statements

Exhibit A7 -   The Catalyst Group, Inc. unaudited 2002  consolidating  financial statements

                                                                      Exhibit A1



              CATALYST OLD RIVER HYDROELECTRIC LIMITED PARTNERSHIP

                        AUDITED 2002 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 28, 2003.











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